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                                                                  EXHIBIT (p)(2)

                                 CODE OF ETHICS

                       Implementation Date: November 2004

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GENERAL

The Code of Ethics is predicated on the principle that JBIL owes a fiduciary duty to its clients. Accordingly, JBIL's Employees must avoid activities, interests and relationships that run contrary (or appear to run contrary) to the best interests of clients. At all times, JBIL employees must:

    o PLACE CLIENT INTERESTS AHEAD OF JBIL'S and their own - As a fiduciary, JBIL must serve in its clients' best interests. JBIL Employees may not benefit at the expense of advisory clients. This concept is particularly relevant when Employees are making personal investments in securities traded by advisory clients.

    o ENGAGE IN PERSONAL INVESTING THAT IS IN FULL COMPLIANCE WITH JBIL'S CODE OF ETHICS - Employees must review and abide by JBIL's Personal Securities Transaction and Insider Trading Policies.

    o AVOID TAKING ADVANTAGE OF THEIR POSITION - Employees must not accept investment opportunities, gifts or other gratuities from individuals seeking to conduct business with JBIL, or on behalf of an advisory client, except as provided below.

    o MAINTAIN FULL COMPLIANCE WITH SECURITIES LAWS - Employees must abide by the standards set forth in Rule 204A-1 under the Advisers Act, Rule 17j-1 of the Investment Company Act of 1940 (IC Act) and the FSA.

Any questions with respect to JBIL's Code of Ethics should be directed to the Compliance Officer. As discussed in greater detail below, Employees must promptly report any violations of the Code of Ethics to the CCO. All reported Code of Ethics violations will be treated as being made on an anonymous basis.

1.       PERSONAL SECURITIES TRANSACTION POLICY

         Employees may not purchase or sell any security in which the Employee has a beneficial ownership unless the transaction occurs in an exempted security or the Employee has complied with the Personal Security Transaction Policy set forth below. In addition, Employees may not purchase or sell any securities for the account of another person, unless the Employee is dealing as an Employee of the company or the Employee complies with the Personal Security Transaction Policy set forth below. Finally, Employees may not sell to or buy from any customer of JBIL for their own account unless the customer is an authorized person (regulated by the FSA), or an overseas investment business. Portfolio managers of an advisory client or an access person have additional prohibitions.

JBIL officers and staff are required to comply with the following restrictions as a term of their contract of employment and are required to sign an Undertaking to that effect.

PRE-CLEARANCE PROCEDURES

All JBIL (including all access persons) Employees are required to obtain prior approval of the CCO, Chief Investment Officer ("CIO") or Corporate Secretary before effecting any securities trade (with the exception of certain exempt transactions) in his/her personal account. The individuals noted above may not preclear his/her own proposed securities transactions, instead he/she must seek the preclearance approval of one of the remaining two individuals. Prior to entering an order for a personal trade that

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requires pre-clearance, an access person must send a written or electronic request for pre-clearance. Prior to granting approval, the CCO will determine whether the proposed transaction violates any of the Code of Ethics provisions (i.e. "black-out" periods, required minimum holding periods).

Generally, Employees shall complete JBIL's Pre-Clearance Form (See Attachment A) or may request pre-clearance via email. In either case, JBIL shall maintain the pre-clearance forms in conjunction with the record-keeping rule.

Once pre-clearance is granted by the Compliance Officer, or, in his absence, the CIO or Corporate Secretary, the Employee may execute the transaction the day that the approval is received. Unless otherwise noted, no pre-clearance is required for the exempted transactions noted below. Compliance Officer shall maintain a "Watch List" of securities that are being evaluated, and promptly updated by JBIL's analysts for purchase/removal from client portfolios. The Watch List shall be compiled by analysts and Portfolio Managers and include companies that JBIL is evaluating through the due diligence process.

SECURITIES, AND INSTRUMENTS THAT ARE NOT SECURITIES

JBIL will regard the following as securities for purposes of complying with this policy: Any note, stock, treasury security, bond, closed-end mutual fund, exchange-traded fund, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, fractional undivided interest in oil, gas, or other mineral rights, any options, or in general, any interest or instrument commonly known as a security.

Commodities, futures and options traded on a commodities exchange, including currency futures are not considered securities. However, futures and options on any group or index of securities shall be considered securities.

EXEMPT SECURITIES

         Investments in U.S. Treasury securities, certificates of deposit, commercial paper and other similar money market instruments, unit investment trusts (provided the trust is not invested in shares of a mutual fund managed by JBIL), shares of open-end mutual fund companies and transactions in a regulated collective investment scheme are not required to be reported by Employees under the Personal Security Transaction Policy. However, this exemption does not apply to shares of open-end mutual funds or regulated investment schemes that are advised by JBIL (or an affiliate) or are otherwise affiliated with JBIL (or an affiliate).

BENEFICIAL OWNERSHIP

         Employees are considered to have beneficial ownership of securities if they have or share a direct or indirect pecuniary interest in the securities. Employees have a pecuniary interest in securities if they have the ability to directly or indirectly profit from a securities transaction.

         The following are examples of indirect pecuniary interests in securities:

    o Securities held by members of Employees' immediate family sharing the same household. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law. Adoptive relationships are included.

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    o    Securities held by an associate. "Associate" includes any person
         (including members of a family, companies or partnerships) whose business or domestic relationship with the Employee would give rise to a community of interest.

    o Employees' interests as a general partner in securities held by a general or limited partnership.

    o Employees' interests as a manager/member in the securities held by a limited liability company.

Employees do not have an indirect pecuniary interest in securities held by entities in which they hold an equity interest unless they are a controlling equity holder or they share investment control over the securities held by the entity.

         The following circumstances constitute beneficial ownership by Employees of securities held by a trust:

    o Ownership of securities as a trustee where either the Employee or members of the Employees' immediate family have a vested interest in the principal or income of the trust.

    o    Ownership of a vested beneficial interest in a trust.

    o An Employee's status as a settlor/grantor of a trust, unless the consent of all of the beneficiaries is required in order for the Employee to revoke the trust.

EXEMPT TRANSACTIONS

The following transactions are considered exempt transactions:

    o Any transaction in an account over which the Employee does not have any direct or indirect influence or control.

    o Purchases of securities in automatic investment plans such as DRIPS (dividend reinvestment plans).

INITIAL PUBLIC OFFERINGS

         No Employees shall acquire beneficial ownership of securities in an initial public offering.

PRIVATE PLACEMENTS

         Employees wishing to acquire beneficial ownership of securities in a private placement must seek written approval to do so from the Compliance Officer. In determining whether to grant the approval, the Compliance Officer will seek to determine whether or not the Employee's acquisition of the security precluded advisory clients from purchasing the security. In addition, the officer must determine that the investment was not being offered to the Employee strictly by virtue of the Employee's position at JBIL. If applicable, all records relating to the Compliance Officer's approval of Employees' requests to invest in private placement securities shall be maintained in a written format.

DEALING AHEAD OF A RESEARCH RECOMMENDATION

An Employee may not deal the same way as a research recommendation if the Employee is aware that a member of the Julius Baer Group intends to publish a research recommendation which is likely to cause a price change in the investment to which it relates. Employees will not be granted approval to personally deal in such a security until the recommendation has been published and customers for whom it was principally intended have had a reasonable opportunity to react to it.

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DEALING AHEAD OF A CUSTOMER'S ORDER

An Employee may not deal the same way in advance of a customer's order if the Employee knows that Julius Baer Group has accepted a customer's order or has made a decision to deal for a discretionary customer.

PERSONAL BENEFITS

A Employee whose functions involve giving investment advice, including the preparation of research material, or entering into transactions in investments for the Julius Baer Group's own account or the account of those for whom they deal, must not accept from any person any benefit or inducement which is likely to conflict with his duties to the Julius Baer Group or any of the Julius Baer Group's customers. "Benefit or inducement" means credit or any other financial advantage, any opportunity to make, receive or increase any gain or revenue or to avoid or reduce any loss or expense, money or other property of gift, and any service, facility, system or information.

COUNSELLING AND PROCURING

An Employee who is precluded by the above from entering into any transaction, cannot:

    o    advise or cause any other person to enter into such a transaction; or

    o communicate any information or opinion to any other person if the Employee knows, or has reason to believe, that the other person will, as a result, enter into such a transaction or cause or advise someone else to do so.

Except in the proper course of employment with the Julius Baer Group.

REPORTING

Employees may only personally trade securities through a registered broker/dealer or through a company sponsored DRIP. Each Employee must require its broker/dealer to send JBIL duplicate brokerage account statements and trade confirmations no less frequently than 30 days after the end of each calendar quarter regardless of whether or not the Employee engaged in reportable trades during the quarter.

New Employees are required to disclose all of their personal securities holdings and the institutions that maintain the holdings not later than 10 days after the commencement of their employment (See Attachment B for a copy of the Initial Holdings Form). The reported initial holdings must be current as of a date not more than 45 days prior to the individual becoming an access person. JBIL shall maintain these records in accordance with the record-keeping rule.

Existing Employees are required to provide JBIL with a complete list of securities holdings and the institutions that maintain the holdings on an annual basis on or before February 14. The report shall be current as of not more than 45 days from the date the report is submitted (See Attachment C for a copy of the Annual Holdings Form). Regardless of whether or not securities are held in such accounts, Employees are required to report all of their brokerage accounts to JBIL on an annual basis. Finally, access persons must receive written approval from the CCO prior to opening a brokerage account, and on a quarterly basis report any new brokerage accounts opened during the preceding calendar quarter.

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TRADING AND REVIEW

Access persons may not profit from the purchase or sale of the same covered security of which such access person has a beneficial ownership, within 60 calendar days. In addition, access persons may not purchase or sell shares of a fund sub-advised by JBIL (of which such access person has a beneficial ownership within a 60 day calendar period. Except for limited circumstances and subject to pre-clearance approval, JBIL forbids its Employees to trade opposite of firm recommendations. JBIL strictly forbids "front-running" client accounts, which is a practice generally understood to be Employees personally trading ahead of client accounts. The Compliance Officer will closely monitor Employees' investment patterns to detect these abuses. The CEO, or in his absence the Corporate Secretary will monitor the Compliance Officer's personal securities transactions for compliance with the Personal Securities Transaction Policy.

If JBIL discovers that an Employee is personally trading contrary to the policies set forth above, the Employee shall meet with the Compliance Officer and CEO to review the facts surrounding the transactions. This meeting shall help JBIL to determine the appropriate course of action.

REPORTING VIOLATIONS AND REMEDIAL ACTIONS

JBIL takes the potential for conflicts of interest caused by personal investing very seriously. As such, JBIL requires its Employees to promptly report any violations of the Code of Ethics to the CCO. JBIL's management is aware of the potential matters that may arise as a result of this requirement, and shall take action against any Employee that seeks retaliation against another for reporting violations of the Code of Ethics. JBIL has zero tolerance for retaliatory actions and therefore may subject offenders to more severe action than set forth below. In order to minimize the potential for such behavior, all reports of Code of Ethics violations will be treated as being made on an anonymous basis.

JBIL has implemented remedial actions that are designed to discourage its Employees from violating the Personal Securities Transaction Policy. Employees should be aware that JBIL reserves the right to impose varied sanctions on policy violators depending on the severity of the policy violation.

    o    1st Violation - Verbal warning;

    o 2nd Violation - Written warning that will be included in the Employee's file, and disgorgement of profits to a charity specified by the Employee; and

    o 3rd Violation - Written warning, disgorgement of profits to a charity and monetary fine to be donated to a charity specified by the Employee; and

    o    4th Violation - Possible termination of employment.

As applicable pursuant to securities laws and/or agreed upon contractual obligations, on a quarterly basis JBIL shall report all material violations of its Code of Ethics to appropriate parties (e.g. the board of directors/trustees of U.S. registered investment companies sub-advised by JBIL).

DISCLOSURE

JBIL shall describe its Codes of Ethics to clients in Part II of Form ADV and, upon request, furnish clients with a copy of the Code of Ethics. All client requests for JBIL's Code of Ethics shall be directed to the Compliance Officer.


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RECORDKEEPING

JBIL shall maintain a copy of its Code of Ethics (and amendments), records of violations of the Code of Ethics and actions taken as a result of the violations. In addition, JBIL shall maintain copies of their supervised persons' written acknowledgment of receipt of the Code of Ethics (See Code of Conduct and Regulatory Compliance Manual Acknowledgement Form). JBIL is further required to keep a record of the names of its access persons, the holdings and transaction reports made by access persons, and records of decisions approving access persons' acquisition of securities.

In accordance with the Advisers Act, all records as described above are required to be maintained for a period no less than five years from the end of the fiscal year in which the document was last altered/amended. However, given its relationship with U.S. domiciled mutual funds, JBIL shall maintain such records for six years from the end of the fiscal period in which the document was last altered/amended.

RESPONSIBILITY

The Compliance Officer will be responsible for administering the Personal Securities Transaction Policy. All questions regarding the policy should be directed to the Compliance Officer.

2.       INSIDER TRADING POLICY

Section 204A of the Advisers Act requires every investment adviser to establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser's business, to prevent the misuse of material, nonpublic information by such investment adviser or any person associated with such investment adviser. Similarly, Part V of the Criminal Justice Act 1993 prohibits dealing undertaken based upon insider information. In accordance with Section 204A, JBIL has instituted procedures to prevent the misuse of nonpublic information.

Although "insider trading" is not defined in securities laws, it is generally thought to be described as trading either personally or on behalf of others on the basis of material non-public information or communicating material non-public information to others in violation of the law. In the past, securities laws have been interpreted to prohibit the following activities:

    o Trading by an insider while in possession of material non-public information; or

    o Trading by a non-insider while in possession of material non-public information, where the information was disclosed to the non-insider in violation of an insider's duty to keep it confidential; or

    o Communicating material non-public information to others in breach of a fiduciary duty.

JBIL's Insider Trading Policy applies to all of its Employees. Any questions should be directed to the Compliance Officer and/or CEO.

WHOM DOES THE POLICY COVER?

This policy covers all of JBIL's Employees as well as any transactions in any securities participated in by family members, trusts or corporations directly or indirectly controlled by such persons. In addition, the policy applies to transactions engaged in by corporations in which the Employee is an officer, director or 10% or greater stockholder and a partnership of which the Employee is a partner unless the Employee has no direct or indirect control over the partnership.

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WHAT INFORMATION IS MATERIAL?

         Individuals may not be held liable for trading on inside information unless the information is material. "Material information" is generally defined as information for which there is a substantial likelihood that an investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities.

Advance knowledge of the following types of information is generally regarded as "material":

    o    Dividend or earnings announcements

    o    Write-downs or write-offs of assets

    o    Additions to reserves for bad debts or contingent liabilities

    o    Expansion or curtailment of company or major division operations

    o    Merger, joint venture announcements

    o    New product/service announcements

    o    Discovery or research developments

    o    Criminal, civil and government investigations and indictments

    o    Pending labor disputes

    o    Debt service or liquidity problems

    o    Bankruptcy or insolvency problems

    o    Tender offers, stock repurchase plans, etc.

    o    Recapitalization

Information provided by a company could be material because of its expected effect on a particular class of a company's securities, all of the company's securities, the securities of another company, or the securities of several companies. The misuse of material non-public information applies to all types of securities, including equity, debt, commercial paper, government securities and options.

Material information does not have to relate to a company's business. For example, material information about the contents of an upcoming newspaper column may effect the price of a security, and therefore be considered material.

WHAT INFORMATION IS NON-PUBLIC?

In order for issues concerning insider trading to arise, information must not only be material, but also non-public. "Non-public" information generally means information that has not been available to the investing public.

Once material, non-public information has been effectively distributed to the investing public, it is no longer classified as material, non-public information. However, the distribution of non-public information must occur through commonly recognized channels for the classification to change. In addition, the information must not only be publicly disclosed, there must be adequate time for the public to receive and digest the information. Lastly, non-public information does not change to public information solely by selective dissemination.

JBIL's Employees must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving material, non-public information. Whether the "tip" made to the Employee makes him/her a "tippee" depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure.

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The "benefit" is not limited to a present or future monetary gain; it could be a reputational benefit or an expectation of a quid pro quo from the recipient by a gift of the information. Employees may also become insiders or tippees if they obtain material, non-public information by happenstance, at social gatherings, by overhearing conversations, etc.

PENALTIES FOR TRADING ON INSIDER INFORMATION

Severe penalties exist for firms and individuals that engage in the act of insider trading, including civil injunctions, treble damages, disgorgement of profits and jail sentences. Further, fines for individuals and firms found guilty of insider trading are levied in amounts up to three times the profit gained or loss avoided, and up to the greater of $1,000,000 or three times the profit gained or loss avoided, respectively.

PROCEDURES TO FOLLOW IF AN EMPLOYEE BELIEVES THAT HE/SHE POSSESSES MATERIAL, NON-PUBLIC INFORMATION

If an Employee has questions as to whether they are in possession of material, non-public information, they must inform the CCO and CEO as soon as possible. From this point, the Employee, CCO and CEO will conduct research to determine if the information is likely to be considered important to investors in making investment decisions, and whether the information has been publicly disseminated.

Given the severe penalties imposed on individuals and firms engaging in insider trading, Employees:

    o Shall not trade the securities of any company in which they are deemed insiders who may possess material, non-public information about the company.

    o Shall not engage in securities transactions of any company, except in accordance with JBIL's Personal Securities Transaction Policy and the U.S. and U.K. securities laws.

    o Shall submit personal security trading reports in accordance with the Personal Security Transaction Policy.

    o Shall not discuss any potentially material, non-public information with colleagues, except as specifically required by their position.

    o Shall immediately report the potential receipt of non-public information to the Compliance Officer. The Compliance Officer, in conjunction with the CEO and possibly other individuals (i.e. CIO, etc.) shall conduct research to determine, among other things, the source of the information and the nature of the information (whether it is public or non-public, material or non-material, etc.)

    o Shall not proceed with any research, trading, etc. until the Compliance Officer and Chief Executive Officer inform the Employee of the appropriate course of action.

3.       SERVING AS OFFICERS, TRUSTEES AND/OR DIRECTORS OF OUTSIDE ORGANIZATIONS

         Employees may, under certain circumstances, be granted permission to serve as directors, trustees or officers of outside organizations. These organizations can include public or private corporations, partnerships, charitable foundations and other not-for-profit institutions. Employees may also receive compensation for such activities.

At certain times, JBIL may determine that it is in its clients' best interests for an Employee(s) to serve as officers or on the board of directors of outside organizations. For example, a company held in clients' portfolios may be undergoing a reorganization that may affect the value of the company's outstanding securities and the future direction of the company. Service with organizations outside of JBIL can,

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however, raise serious regulatory issues and concerns, including conflicts of interests and access to material non-public information.

As an outside board member or officer, an Employee may come into possession of material non-public information about the outside company, or other public companies. It is critical that a proper information barrier be in place between JBIL and the outside organization, and that the Employee does not communicate such information to other JBIL Employees in violation of the information barrier.

Similarly, JBIL may have a business relationship with the outside organization or may seek a relationship in the future. In those circumstances, the Employee must not be involved in the decision to retain or hire JBIL.

JBIL Employees are prohibited from engaging in such outside activities without the prior written approval from the CEO and CCO. Approval will be granted on a case by case basis, subject to proper resolution of potential conflicts of interest. Outside activities will be approved only if any conflict of interest issues can be satisfactorily resolved and all of the necessary disclosures are made on Part II of Form ADV and other documents, as necessary.

4.       GIFTS

Employees may not accept investment opportunities, gifts or other gratuities from individuals seeking to conduct business with JBIL, or on behalf of an advisory client. However, Employees may accept gifts from a single giver in aggregate amounts not exceeding Pound Sterling50, and may attend business meals, sporting events and other entertainment events at the expense of a giver, as long as the expense is reasonable and both the giver(s) and the Employee(s) are present, subject to the prior approval of the CEO or CCO..

Except within the limits referred to below, Employees should not (whether or not in the course of carrying on designated investment business):

    o solicit or accept any personal gifts, benefits or other inducements (including benefits in kind and hospitality of significant value such as foreign travel and free accommodation) ("Inducements"); or

    o    offer or give any Inducements to others; or

    o direct or refer any actual or potential item of designated investment business to another person on the Employee's or the Company's own initiative or on the instructions of an associate,

which are likely to conflict to a material extent with any duty which you or the Company owe to clients in connection with designated investment business or any duty which such a recipient firm owes to its customers.

Register of Inducements

All Inducements either given or received should be notified to the Compliance Officer stating the nature, approximate value, giver, recipient and reason for the gift. The Compliance Officer will record the details in the Gifts Register. Any proposed Inducements with a value of more than Pound Sterling50 (excluding benefits in kind such as dining or sporting events) must be pre-approved by the Compliance Officer. In certain circumstances, Employees may be requested to return the gift to the donor or hand it over to the Company, as appropriate.


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RESPONSIBILITY

The Compliance Officer will be responsible for administering the Insider Trading, Service on Outside Boards and Gift Policies. All questions regarding the policy should be directed to the Compliance Officer.

5.       PROCEDURES FOR IDENTIFYING AND MANAGING CONFLICTS OF INTEREST

Identification and management of conflicts of interest

    o The CCO shall quarterly, identify potential conflicts of interest and compliance risks, and establish appropriate arrangements for the management of those conflicts and risks.

    o As part of the Compliance Monitoring Programme the Compliance function shall review compliance with the procedures established in respect of such conflicts and risks, and report its findings to the Board.

    o The CCO shall review quarterly the relationships, organization, business practices and contracts of JBIL and its Affiliates(1), and determine whether all potential conflicts of interest and compliance risks have been identified and whether those conflicts of interest and compliance risks are satisfactorily managed and mitigated.

    o All proposed business relationships shall be reviewed, analysed and approved by the CCO. The CCO shall promptly review all Board and Management Committee minutes.

    o Where JBIL or an Affiliate has a material interest in a transaction to be entered into with or for a Customer, or a relationship which gives rise to a conflict of interest in relation to such a transaction, JBIL will not knowingly either advise, or deal in that transaction unless it takes reasonable steps to ensure fair treatment for the Customer.

    o JBIL will not act as principal. Where a Client permits, securities and FX trades may be effected through other Affiliates. JBIL will ensure that it operates at arms length with any affiliated broker dealer and that Customers are treated fairly. A system of Chinese walls ensures that this is the case. Further, all such conflicts of interest are fully disclosed to Customers. JBIL is aware of the regulatory and reporting requirements of such trades executed on behalf of U.S. mutual funds as set forth in its Trading policy and procedures.

    o JBIL will ensure that neither it nor its agents offer or give or solicit or accept any Inducement likely significantly to conflict with any duties of the recipient (or his employers) owed to clients.

    o The CCO will maintain a Gifts Register in which any gift received by any Officer or Employee of a monetary value of Pound Sterling50 or over will be recorded. Employees are required to notify the Compliance Officer of any such receipt.

    o JBIL seeks to manage conflicts of interest fairly, having due regard to the interests of its clients. If JBIL has or may have:

                  --       a material interest in a client transaction; or

                  -- a relationship that gives or may give rise to a conflict of interest in relation to a client transaction; or

----------
(1) For the purposes of this Manual, Affiliates shall mean other entities that are affiliate investment advisers and broker-dealers or limited partnerships participations, as those terms are used in the Form ADV, Part 1A, Schedule D, Item 7.A., and 7B. Presently, Affiliates include Julius Baer Investment Management, LLC., Julius Baer Securities, Inc., Bank Julius Baer & Co., Limited, and Julius Baer Absolute Return Strategies, LLC.

                  -- an interest in a transaction that is, or may be, in conflict with the interest of any of its clients; or

                  -- clients with conflicting interests in relation to a transaction,

         JBIL will not advise, or deal in the exercise of discretion, without taking reasonable steps to ensure fair treatment for the client.

    o    JBIL will ensure fair treatment by:

                  -- disclosing the conflict or material interest to the client

                  --       relying on a policy of independence;

                  -- relying upon internal systems of restricted communication (Chinese walls); or

                  --       declining to act,

         as appropriate.

    o JBIL will advise its clients at outset that it may deal as agent for more than one party. Clients are asked to agree to this, subject to the fair treatment rule.

    o JBIL will not recommend the purchase or sale of an investment to a client if it is aware that another client had given instructions to buy or sell the investment, without first disclosing that fact. JBIL will not deal on behalf of a client at discretion in such circumstances without taking reasonable steps to ensure that the client does not object to that conflict of interest.

    o Where JBIL can ensure fair treatment to its clients JBIL might rely on a policy of independence, requiring the relevant Employee to disregard any material interest or conflict of interest when advising a client or dealing for a client in the exercise of discretion, recording the conflict in writing and making known to the relevant Employee.

    o JBIL has established and maintains Chinese Wall arrangements, which ensure that advice can be given and discretion exercised without regard to possible material interests or conflicts of interest elsewhere in the Julius Baer Group.

    o If JBIL felt unable to manage a conflict of interest by one or more of these means, JBIL would decline to act on behalf of the client.

Affiliated persons


    o    The CCO shall establish and maintain records of affiliated persons.

    o On a quarterly basis, the CCO shall obtain up-to-date details of Affiliated companies, internal organization charts and other source material, and revise affiliates lists accordingly.

    o Revised lists shall be promptly made available to Portfolio/Fund Managers and Dealers, to ensure that trades are not effected through Affiliates, where prohibited by law or contract.

    o Any commissions paid to affiliated broker dealers on portfolio transactions on a securities exchange must be fair and reasonable and consistent with the Fund's procedures.

ATTACHMENT A

                       PERSONAL TRADING PRE-CLEARANCE FORM

-------------------------------------------------------------------------------------------------------
THIS PRE-CLEARANCE FORM DOCUMENTS THAT THE PROPOSED TRANSACTION IS NOT A
CONFLICTING TRANSACTION. PRE-CLEARANCE MUST BE GRANTED PRIOR TO PLACING A TRADE,
AND IS ONLY GOOD FOR ONE DAY FOLLOWING THE APPROVAL.
-------------------------------------------------------------------------------------------------------
YOUR NAME

-------------------------------------------------------------------------------------------------------
YOUR ACCOUNT NO.                                           CUSTODIAN

---------------------------------------------------------  --------------------------------------------
SECURITY/SYMBOL                                            AMOUNT/NOMINAL

---------------------------------------------------------  --------------------------------------------
APPROXIMATE VALUE                                          BUY/SELL/SHORT

---------------------------------------------------------  --------------------------------------------
DATE ON WHICH DEALING IS TO TAKE PLACE                     NO. SHARES/CONTRACTS/PRINCIPAL

-------------------------------------------------------------------------------------------------------
NAME AND ADDRESS OF EXECUTING BROKER



-------------------------------------------------------------------------------------------------------
1ST APPROVAL


-------------------------------------------------------------------------------------------------------
MANAGER'S NAME                                        SIGNATURE          DATE

----------------------------------------------------  -----------------  ------------------------------
2ND APPROVAL


-------------------------------------------------------------------------------------------------------
COMPLIANCE OFFICER'S NAME                             SIGNATURE          DATE


----------------------------------------------------  -----------------  ------------------------------
DECLARATION

IN MAKING THE ABOVE APPLICATION I CONFIRM THAT:

     o    I DO NOT DEAL IN THE ABOVE SECURITY ON BEHALF OF JULIUS BAER INVESTMENTS, LIMITED AND, IF
          SELLING, EITHER

          o    I HAVE HELD THE ABOVE SECURITY FOR MORE THAN 60 DAYS SINCE ITS ORIGINAL PURCHASE; OR

          o    I AM SELLING THE ABOVE SECURITY AT A GROSS PRICE OF 10% OR MORE BELOW THE ORIGINAL
               GROSS PURCHASE PRICE.

     o    ANY TRANSACTION DESCRIBED ABOVE ESTABLISHING A POSITION IN A SECURITY IS UNDERTAKEN WITH
          THE INTENTION OF HOLDING SUCH POSITION FOR NOT LESS THAN SEVEN (7) DAYS, EXCEPT THAT, ANY
          TRANSACTION DESCRIBED ABOVE ESTABLISHING A POSITION IN A SECURITY IS UNDERTAKEN WITH THE
          INTENTION OF HOLDING SUCH POSITION FOR NOT LESS THAN THIRTY (30) DAYS IF THE SECURITY IS HELD
          IN A CLIENT ACCOUNT AS OF THE DATE BELOW.

     o    THE PROPOSED TRANSACTION DESCRIBED ABOVE DOES NOT VIOLATE THE COMPANY'S PERSONAL
          SECURITIES TRANSACTION POLICY.

     o    I HAVE NO INSIDE INFORMATION OR OTHER KNOWLEDGE PERTAINING TO THIS PROPOSED TRANSACTION
          THAT CONSTITUTES A VIOLATION OF COMPANY POLICY OR SECURITIES LAWS.

-------------------------------------------------------------------------------------------------------
SIGNATURE                                                                DATE

-----------------------------------------------------------------------  ------------------------------

ATTACHMENT B

                              INITIAL HOLDINGS FORM

         In accordance with Julius Baer Investments LTD.'s Personal Securities Transaction Policy, please provide a list of all securities in which you have a pecuniary interest and all securities in non-client accounts for which you make investment decisions. This includes securities held by broker/dealers and other custodians, at your home, in safe deposit boxes, and by an issuer.

Employee                                                 (PRINT NAME)
           ---------------------------------------------

     NUMBER OF
      SHARES          SECURITY NAME        CUSTODIAN        ACCOUNT NUMBER



















         I certify that this form fully discloses all of the securities in which I have a pecuniary interest.


--------------------------------------              -----------------
Signature                                                  Date

ATTACHMENT C

                              ANNUAL HOLDINGS FORM

         In accordance with Julius Baer Investments LTD.'s Personal Securities Transaction Policy, please provide a list of all securities in which you have a pecuniary interest and all securities in non-client accounts for which you make investment decisions. This includes securities held by broker/dealers and other custodians, at your home, in safe deposit boxes, and by an issuer.

Employee                                                 (PRINT NAME)
           ---------------------------------------------

     NUMBER OF
      SHARES          SECURITY NAME        CUSTODIAN        ACCOUNT NUMBER



















         I certify that this form fully discloses all of the securities in which I have a pecuniary interest as of the date below.


--------------------------------------              -----------------
Signature                                                  Date